Exhibit 23

                    Independent Auditors' Report and Consent

The Board of Directors
Crompton Corporation:

Under date of January 30, 2004, except as to the "Antitrust Investigations and Related Matters" note, which is as of March 15, 2004, we reported on the consolidated balance sheets of Crompton Corporation and subsidiaries (the "Company") as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2003, which are included in this Form 10-K for the year 2003. In connection with our audits of the aforementioned consolidated financial statements, we also audited the related financial statement schedule included in this Form 10-K for the year 2003. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement schedule based on our audit.

In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We consent to the incorporation by reference in the registration statements (Nos. 33-21246, 33-42280, 33-67600, 333-62429, 333-87035, 333-60422, 333-71030,
333-71032 and 333-87886) on Form S-8 of Crompton Corporation of our report, dated January 30, 2004, except as to the "Antitrust Investigations and Related Matters" note, which is as of March 15, 2004, with respect to the consolidated balance sheets of Crompton Corporation and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003 Annual Report on Form 10-K of Crompton Corporation.

Our report refers to the adoption of Statement of Financial Accounting Standards No. 143, "Asset Retirement Obligations" in 2003 and Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" in 2002.


/s/ KPMG LLP
Stamford, Connecticut
March 15, 2004